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                                                                    Exhibit 21.1


                                 KRCS Subsidiaries

Kroll Information Services, Inc. (Delaware) (100%)
Kroll Holdings, Inc. ("KHI") (Delaware) (100%)
Kroll Associates, Inc. (Delaware) (100%)
Kroll Associates (Asia) Limited (Hong Kong) (50%; 50% by KHI)
Kroll Associates U.K. Limited (England) (100%)
Kroll International, Inc. (Delaware) (100%)
Kroll Associates International Holdings, Inc. (100%)
Holder Associates, S.A. (Argentina) (100%)
Kroll Lindquist Avey Company (Nova Scotia)
           (100% owned by L.A.M.B. Acquisition, Inc. and L.A.M.B. Acquisition II, Inc., which are 100% owned by The Kroll-O'Gara Company)
InPhoto Surveillance, Inc. (Illinois) (100%)

Laboratory Specialists of America, Inc. (Oklahoma) (100%)
Securify Inc. (California) (100%)

Kroll Buchler Phillips Ltd. (U.K.) (100%)
Kroll Background America, Inc. (Tennessee) (100%)
O'Gara Satellite Networks Limited (Ireland) (100%)
O'Gara Satellite Networks, Inc. (Delaware) (100%)
Next Destination Limited (U.K.) (100%)

All other subsidiaries together do not meet the definition of a Significant Subsidiary.